Calculation of Filing Fee Tables
S-3
NextTrip, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	Other	3,402,063	$ 1.40	$ 4,762,888.20	0.0001381	$ 657.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,762,888.20		$ 657.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 657.75
Offering Note
[1]	Represents the shares of common stock, par value $0.001 per share ("Common Stock"), of NextTrip, Inc. (the "Registrant") that will be offered for resale by the selling stockholder pursuant to the prospectus contained in the Registration Statement on Form S-3, (the "Registration Statement"), to which this exhibit is attached. The Registration Statement registers an aggregate of 3,402,063 shares of Common Stock, which consists of (i) 2,371,135 shares of Common Stock issuable pursuant to the conversion of a Senior Secured Convertible Note issued to Lind Global Fund III LP ("Lind") and (ii) 1,030,928 shares issuable pursuant to the exercise of Warrants issued to Lind in a private placement pursuant to a Securities Purchase Agreement entered into between the Registrant and Lind on July 21,2026. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock, as reported on the Nasdaq Capital Market on August 17, 2026, a date within five business days prior to the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date